Transcript: Wherify Wireless, Inc. Conference Call June 12, 2007

Operator: Greetings, ladies and gentlemen, and welcome to the Wherify Wireless Incorporated: Wherify Wireless Introduces New CEO.
At this time, all participants are in a listen only mode.
A brief question and answer session will follow the formal presentation.
If anyone should require operator assistance during the conference, please press star, zero on your telephone keypad.
As a reminder, this conference is being recorded.
It is now my pleasure to introduce your host, Mr. W. Douglas Hajjar, Director of Wherify Wireless Incorporated. Thank you. You may begin.

Mr. Douglas Hajjar: Thank you, operator.
Before I begin, I would like to read a Safe Harbor Statement, which is as follows. Before beginning this conference call, it is my duty to inform you that any statements that are not statements of historical fact, including statements containing the words believes, plans, anticipates, expects, estimates and similar expressions, should be considered to be forward-looking statements.
There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including general conditions in the relevant industries and markets, the impact of competitive products, intellectual property issues and other factors described in Wherify Wireless' periodic filings with the SEC.
Given that, we will also have a written transcript that will be filed with the SEC of this conference call pursuant to regulation FD.
The agenda today will be as follows. I will give a brief introduction on the last months or so at Wherify. And then, I'll introduce Vince Sheeran, who is our new CEO. Vince will give a presentation, a short presentation on what his plans are in the short term and some of the strategies involved in that. And then, there'll be a Q&A section at the conclusion of Vince's statements.
I think all of us know the Company has been through a very difficult period of late. We've had a period where there was virtually no money. We were evicted from our headquarters building. We had no CEO.
The Board, during that timeframe, I think, stepped up and did an excellent job of keeping the Company going with a significant time commitment and, in a number of different cases, a significant funding by the Board to keep the operations going.
We did that because we believe in the Company, in the technology we have and in the loyal employee base that exists at the Company.
So, what's happened in the near term? We were able to accomplish the following. We closed on $7.2 million in funding recently, which allowed us to do the following things. It enabled us to restructure our Cornell $5 million debenture, pushing out the principle maturity date by two years, holding at the 25 cent conversion price for the debenture and significantly reducing the overhang of warrants down to 7 million shares at 25 cents.
We do appreciate the support during that process of both Cornell and our bankers that were working on our behalf.

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That funding also allowed us to move into new headquarters, which we did a couple of weeks ago. The rent on the new headquarters is $14,000 a month compared to $125,000 a month, which we were paying in our prior headquarters.
The money enabled us to launch product, both in the US, where we continue to feed that channel -- and Vince will talk about that in a little detail -- and as well as launch in some key international markets over the coming months. And Vince, again, will speak to that.
The funding also helped us with strategic partnership discussions. We are in discussion with a few major companies, both consumer electronic and worldwide carriers. And we hope to be able to close on some of those deals in the future, which would considerably help our ability to fund the strategy that is being set out.
I think the most important thing that that money allowed us to do was hire a new CEO. We had targeted over the last month or so to bring in a professional business man and an experienced CEO. And we were looking for leadership skills, sales and marketing skills and, hopefully, software, service and recurring revenue background.
And with Vince, we were able to bring in someone that met all of those criteria. Vince most recently was CEO of UltraLink, which was a Trident Capital Portfolio Company. And Vince, in his four years there, was credited with a major restart and growth that eventually resulted in his ability to successfully negotiate the sale of the Company.
Prior to that, he spent over six years at Epicor, where he was Senior VP of Worldwide Sales and responsible for the P&L for a large part of the Company, both domestic and international.
Prior to Epicor, he held senior executive positions at Software Plus, Tesseract and McCormack and Dodge - three fast growth technology companies.
So, given that, it's my pleasure to introduce our new CEO, Vince Sheeran.

Mr. Vincent Sheeran: Well, thank you, Doug.
It's my pleasure to finally get an opportunity to address the investors. I hope that this becomes a regular quarterly event for Wherify.
I'm very pleased to have joined the Company. And one of the things I'd like to do is first address for everyone really why I chose Wherify, what I saw in it, and why I think that we have an opportunity in front of us.
So, with that, I'll take you back to my due diligence on the Company, my first conversations with Doug. I began looking in detail into the Company. And what I saw was an organization that really had the first commercial assisted GPS product in the marketplace; and also, that leveraging GSM put it in a very unique opportunity quadrant.
When I looked, I saw that Wherify was already able to demonstrate their technology in over 20 countries.
Now, a lot of people were skeptical about the adaptation of that technology. However, one of the things that we see is the advent of the LBS application development arena. And with LBS, we really see the opportunity for Wherify to take advantage of a standard set that is coming along in location based services.
IDC, by the way, has forecasted that location based services revenue will more than double each of the next four years, reaching $3.2 billion by 2010.

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So, I saw a tremendous market that this technology could be used for in a generic platform play as opposed to where it had been positioned previously.
As many early adapters and creators of technology, Wherify had its struggles, and taking that technology to the market early, it quite frankly had absorbed a lot of body blows. But, a lot of the key personnel were still here, were still with the technology, still believed in the Company.
There was a good core. And it was a proven product in a very, very difficult space.
So, what makes LBS interesting and why Wherify can capitalize on it is because we have a new standard evolving, the SUPL standard for the LBS space. And it really changed the way applications are developed to take advantage of located based technologies.
So, the SUPL standard really allows Wherify to offer an open platform where previously, platforms were developed specifically for carriers or for an existing application. This will allow the Wherify platform to be used by those people who want to develop applications for a location and/or tracking type of application.
So, the future becomes much broader for Wherify. We'll continue with our focus on GSM, our carrier independence and our global capability. Quite frankly, there are areas outside of the US that are extremely interesting to us because the need for LBS services is well under-served.
We see the future as being hardware agnostic. With standards, our ability to operate our platform across any client that is also compliant with the standard opens up tremendous opportunity for our platform.
And we believe that, as we all know, the GSM standard outside of the US, and that being our primary focus, really lends itself to Wherify becoming a platform play for the LBS development of applications globally.
Now, one of the challenges that I had in looking at it is how do I transition the Company that previously had been really focused on proving the concept with devices that you manufacture for the platform.
We're in that transition now. And I'll introduce you to some of the things that we're doing here currently and some of our immediate 30 day plan items. And certainly, on the next conference call, I'll have a lot more detail on the exact plans for the organization.
Looking out at the first 30 days, we'll continue our current implementation efforts to make our partners successful in the four key international countries -- Italy, South Africa, Brazil and Mexico. And we'll continue to build on those relationships and strengthen them, and look to additional countries that want to use our platform to launch into location based services.
We'll continue to work with our US distribution partners to sell through existing inventory and also, to look forward to ways in which we can continue to deliver the Wherifone and support those retail partners that are out there, work towards closing a major consumer hardware manufacture and build a potential pipeline for additional partners.
So, as Doug mentioned in his opening comment, we really see our future as a partner play for some of the major players that want to deliver hardware to the US distribution and retail market and satisfying their need to have a strong location based services partner in their product mix.

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Right now, we are developing a pipeline of major solution providers for the verticals that leverage the LBS technology. There are a variety of verticals in this really fast growing arena around transportation, distribution, law enforcement, homeland security - a tremendous amount of opportunities that we can begin to look at servicing as a location based platform play.
Like any company in the midst of change, certainly, a new manager, but also in an evolving strategy, we are reviewing our strengths and weaknesses internally, examining our products, our people and our positioning. And we'll be coming out internally within the next 30 days with a revised business plan, revised fiscal year '08 strategy and, of course, our new budget.
So, so that's what's consuming the team internally.
And in closing, I'd just like to say thank you. And again, I will commit to you that we will communicate to the best of our ability on a quarterly basis to you to let you know how the Company is doing. We appreciate your faith in us as an organization and we look forward to rewarding your continued faith in us with the performance as an organization.
We'll do the best that we can do and communicate our results to you in a prompt and professional manner.
So, with that, operator, I'd like to turn the call over for any questions.

Operator: Thank you.
Ladies and gentlemen, we will now be conducting a question and answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue.
For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.
One moment please while we poll for questions.
Our first question comes from the line of Richard Russo, a private investor. Please proceed with your question.

Mr. Richard Russo: What do you see in the stock going up in price?
Mr. Vincent Sheeran: I'm sorry?
Mr. Richard Russo: What price do you think the stock would be at the end of this year?
Mr. Douglas Hajjar: --Let me try that.
Mr. Richard Russo: [Unintelligible] that one out.
Mr. Douglas Hajjar: Unfortunately, that's one of the few areas we probably don't have control over in the next six months. But wherever it goes to, I think, depends to some degree on how we execute the plan, launching in some of these international countries, continuing to feed the US channel, and on our ability to bring on one or more strategic partners to be able to take over the inventory flow, the customer support, advertising, marketing support.

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If we can do those things, then the stock should obviously go a lot higher than it is right now. Where it could go, I have no idea.
If you look back about a year and a half, the stock was something like $2.50 a share and we ran out of money shortly after that and the stock dove down to its current levels and has basically stayed at those levels because we haven't had money to operate the business and launch product.
We have been bringing in financing, which helps that. But, we are contingent on being able to fund the plans that we put in place over the next few months. And if we can do that, then we have a better chance of executing those plans, obviously.
So, the answer is, I don't think anyone knows where the stock is going to be by the end of the year. But, what is in our control is executing our plan. If we do that, we have a good chance of having the stock go up.
Mr. Richard Russo: Thank you.
Operator: Thank you.
Our next question comes from the line of Lingwood Bailey [sp], private investor. Please proceed with your question.
Mr. Lingwood Bailey: Just curious what sort of advertising plans you have for the future.
Mr. Vincent Sheeran: Future being the calendar '07, we probably will not see a lot of advertising dollars spent, only because that's not our current focus internally for our limited cash position. We don't see that as a significant return.
Mr. Douglas Hajjar: --We do look--.
Mr. Vincent Sheeran: --Go ahead, Doug. Sorry.
Mr. Douglas Hajjar: We do have a small supply of inventory that is saleable in the short term, over the next three or four months. We have a limited supply of inventory because of our cash situation.
So, we think we can get rid of a lot of that inventory in the international market where our partners, who are the big carriers in the four countries that Vince talked about, they are the ones doing the advertising, promotion, marketing.
It's better for us to sell into those markets where we do have support from a big carrier than in the US right now where we don't have the support of a big carrier.
Mr. Vincent Sheeran: And as we look in the US for a strategic partner and manufacturing partner, a lot of the advertising would be specifically geared to them. So, we would need to wait until that decision was made.
On the systems integrators, the same logic would apply. We would be looking to ride along their storyline of their product and their product positioning. So, it takes us out of that expensive foray.
Mr. Lingwood Bailey: Thank you.
Operator: Thank you.
Our next question comes from the line of Ed Rigio [sp] with SDV. Please proceed with your question.
Mr. Ed Rigio: Good afternoon, Doug and Vince. Welcome, Vince.
Mr. Vincent Sheeran: Thank you.
Mr. Ed Rigio: Regarding the March quarter ending income statement, I noticed about $135,000 in revenue, if I'm not mistaken. I don't have it in front of me, but that number rings a bell.

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Mr. Douglas Hajjar: Yeah, that sounds right--.
Mr. Ed Rigio: --Based on that, at $20 per unit for three months in the quarter, I only come to about 2,200 units sold and in service on the recurring revenue basis. That just didn't add up to me. Am I missing something?
Mr. Douglas Hajjar: No, that's fairly accurate, I would say. We probably have something around 3,000 units online right now. And we have probably another 7,000 or 8,000 units working their way through distribution channels in the US. And then, we have another few thousand units going into the international market for their launch.
So, most of our units have not come online yet. They haven't sold through yet because they're still in the distribution channels.
Mr. Ed Rigio: Do you have any forecast as to how many units we might have in service by the end of the year?
Mr. Douglas Hajjar: Well, we have roughly 30,000 units in total that we will be able to sell into our distribution channels over the next three or four months. That includes the units that are already out there.
So, we're hoping to get all 30,000 sold and in the hands of the ultimate consumer by the end of the year. That would be one of our objectives.
Mr. Ed Rigio: Right. Thank you, Doug.
Operator: Thank you.
Our next question comes from the line of Jim Lenderman [sp], private investor. Please proceed with your question.
Mr. Jim Lenderman: Hi, guys. Thanks for taking my call.
A couple of things - you were talking about the Wherifone and units. But, I also hear you talking, I think, about your technology really being an add-on to global carriers. Is that correct?
Mr. Vincent Sheeran: Well, it's not just carriers. Certainly, carriers are one opportunity. But, it's really anyone who wants to operate a location based service. So, that could be a carrier. That could be a systems integrator building a transportation warehousing distribution system - anyone who is integrating a client that might be used in the tracking mode.
Mr. Jim Lenderman: Right.
Mr. Vincent Sheeran: And previously, that's really what the phone was. It was a client that was used to track, as well as a cell phone. So, that might be a limited use phone for a truck driver that's also used to track. It might be an automotive tracking device itself.
And it could be an international carrier. The domestic carriers are also looking at LBS solutions with limited uptake. But, internationally, they play out even stronger than they do domestically because of a lot of the security issues that they deal with. So, that's kind of the state of the evolution, if you will.
Mr. Jim Lenderman: Right. Then, a follow up is--and I don't know how you're going to answer this--but how close are you to signing some major recurring revenue contracts?
Mr. Vincent Sheeran: Well, we're certainly in conversation. It would be inappropriate for me to comment how close we are.
Mr. Douglas Hajjar: In the US, that's correct. In the international market, we already have signed contracts in a number of different countries that have recurring revenue built into them. And we're launching in the first four of those contracts probably within a month or a month and a half in some cases.

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Those contracts are in place and we probably have another six or eight different countries that could come online as quickly as we're able to supply them. But, as I said earlier, we're very limited on what we can supply in the short term. Basically, it's 30,000 units total, including ones we've already shipped. So, we don't have the wherewithal to really take advantage right now of all the opportunity that's sitting there.
The reason we don't have the wherewithal is because we have lack of funds to buy the inventory. So, we need to continue to try to address that issue.
One way to do it is have some of these international carriers go direct to our manufacturer on pass through invoices. And we're working on some deals that could do that for us over time.
And then, as Vince said, in the US, we're looking at a couple of strategic partnerships that could do that for us, as well. In the US side, we're probably looking at a longer timeframe to get that partner signed on and into the market because these are, in some cases, $1 billion multinational consumer electronics companies that don't move as quickly as we can move.
So, that's kind of the general outlook.
Mr. Jim Lenderman: Okay. All right. Thank you.
Operator: Thank you.
Our next question comes from the line of Al Vegrand [sp] with Raymond James. Please proceed with your question.
Mr. Al Vegrand: Hi. Welcome on board, Vincent.
Mr. Vincent Sheeran: Thank you.
Mr. Al Vegrand: Wish you success, obviously.
With all the media attention lately on Paris Hilton and her two days with her ankle bracelet, I can't tell you how many times I heard the word ankle bracelet on TV. I know at one point, through IQBM and what have you, and our contacts from years ago, that was one of the avenues that potentially was going to be explored. Will you be able to capitalize on this public attention and--?
Mr. Vincent Sheeran: Well, I think specifically, the whole law enforcement offender monitoring area is exciting to us. And that's a classic example of where we'll look for partners who are existing players in that space and who need a service inside of their product offering to do the tracking..
So, we will not attack offender monitoring ourselves, but hope to capitalize on someone who is in that space who may make a bracelet and needs a better way to track it, someone who wants to go into the space and is willing to make a bracelet and wants to track it.
So, that's a classic example of a vertical that we would look to partner with as opposed to manufacturing a bracelet ourselves, and having to incur the cost of manufacturing, the cost of inventory, the cost of advertising and, quite frankly, go into an area where you have a single product in an arena that you don't have a vertical expertise.
So, this is a perfect example of an area where we could leverage our platform technology into a vertical and work with an existing strong player in that area. So, yes, we will look at offender monitoring very closely and hope that would be an area where we would sign a partner.

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Mr. Douglas Hajjar: And Al, there are probably a half a dozen other areas similar to that such as auto theft, fleet management, dog collars. I mean, we need partners, though, that are going to license our technology -- take our existing technology, package it, put it on our backend and go to market with it, buy the inventory, distribute it, own the customer and we collect our monthly fee for doing the locates.
Mr. Vincent Sheeran: Right. Our platform, as Doug said, which does the locate, that platform is very scaleable, very economically scaleable.
So, we can service a variety of verticals almost to an unlimited degree, we could go where there's a need. Anywhere there's a need for an LBS service locate, we're very well positioned to service those guys.
And there's no real reason that someone would rebuild that technology in today's open systems environment. They really should be looking to partner with someone who's already got that in place. And that would be Wherify.
Mr. Al Vegrand: Is our technology still at the forefront of GPS?
Mr. Vincent Sheeran: Absolutely. It's still very technically relevant. There's really-- it is still a best in class technology for what it does.
You know, its only real limitation was the fact that it was tied to its own proof of concept and that was children and its own clients. But the technology itself is very relevant and very transferable into other integrators and other application developers who are building things like offender monitoring solutions.
Mr. Al Vegrand: Well, I wish you well.
Mr. Vincent Sheeran: --Thank you.
Mr. Al Vegrand: --We're still with you.
Mr. Vincent Sheeran: Good. Thank you.
Operator: Thank you.
Once again, ladies and gentlemen, if you'd like to ask a question, please press star, one on your telephone keypad.
Our next question comes from the line of John McPhee [sp] with Leerink Swann. Please proceed with your question.
Mr. John McPhee: Hi, guys. Can you tell me what the current cash burn is and when that cash will run out and whether you think you'll be able to sign a partnership on any of these things before that happens?
Mr. Vincent Sheeran: Well, I'll answer the last part and I'll let Doug answer the first part.
Yes, we will be able to sign partners before that happens. And, I would go back to the last Q to really give you our cash position. And so, I feel very comfortable that from where we are now, our cash is ample to sign partner and execute the strategy.
Doug, do you want to add anything to that?
Mr. Douglas Hajjar: No. I think that says it.
Operator: Thank you.
Our next question comes from the line of Jim Lenderman, private investor. Please proceed with your question.
Mr. Jim Lenderman: Hi, guys. Since things are kind of winding down, you got me again.

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I listened to your conference call a year ago November. I was at the annual meeting last October/November. And there's always this implied terrific future. And it just hasn't happened yet.
And I'm just wondering, if you could give us, all of us that are listening and kind of watching Wherify, something to really put our teeth in. I mean, I can appreciate being global and scaleable and all, but can you give us something?
Mr. Vincent Sheeran: Well, I hoped I had given you something. But, to me, the real “something” is you're transitioning from a product company, someone who makes a platform--.
Mr. Jim Lenderman: --Right--.
Mr. Vincent Sheeran: --Imbeds it in their own product and then has to incur the expense of inventory and retail distribution, which includes tremendous marketing spend. So, that spend virtually is what almost killed the Company.
Now, what you're really doing is taking what the best part of this Company is and that is your core technology, your software as a service and launching it into a relatively hot market space, this LBS location based services space, which there are developers and integrators out there using LBS services as a core of their product set, okay?
Again, we'll go back to the offender monitoring example. You know, if you're going to do offender monitoring, you've got to be able to locate the unit.
Well, people that make units in the law enforcement arena, they need a service to be able to do that. Our software as a service play would marry perfectly into that because we are carrier agnostic.
So, we don't have to worry about whether or not you're somewhere that T-Mobile or Verizon or AT&T can get to. We are a perfect example of a product location service that would handle that.
So, what you hang onto from the old days to today, we're fundamentally changing the business model from being a product company to being a software as a service company. We may still have products, but most of our products will be the products of our partners, whether that is a manufacturer who wants to have a retail product in the US, and places where you'd go buy phones. I mean, that's still a good solution. But, we won't make the product going forward. Other people will.
But, we can take that--we can take our core platform to that partner or to the vertical partner or to carrier partners. And most of the carrier partner activity in this just happens to be international, as we defined in those four countries. And almost every country outside the US has a lot of activity, particularly because we're a GSM standard.
So, I think if I look at it, from your perspective of having been here a long time, the real hope, if you--as you called it--I'll use your words--the hope going forward is that we're fundamentally changing the business model this time and executing on a very fiscally sound approach as opposed to what you had to invest and bet on the whole retail and product manufacturing spend.
Mr. Douglas Hajjar: Which, incidentally, wasn't very much money because we didn't have any money. You know, the money that came in over the last year went to a few million dollars in inventory, which launched in the US in October/November timeframe with basically no advertising programs, no marketing support. We had no money to do that.

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The little money we had made 15,000 units, bought them into the marketplace and kept the Company alive month to month. That was all the money we've had.
So, that's the bad news. The good news is, over the last year, we don't see anybody out there in the GSM world that can compete with us around the world today with this kind of technology. So, we haven't lost any competitive advantage that we may have had a year ago.
And now, what we're trying to do is leverage off of much bigger companies as we did in developing the technology over the years. But, we need to do that as a distribution channel and as a vertical channel.
Mr. Jim Lenderman: Got you. .
Mr. Vincent Sheeran: We can't come up with all the end solutions that this technology could be relevant in, right?
Mr. Jim Lenderman: I hear you and I appreciate you responding to my frustration a little bit. And I wish you well, like everybody. We're all wishing you well.
And just, you know, Mr. Scigliano was talking about government contracts in the future and the WheriFind and the asset tracking and this is--I'm going back to the end of last fall. And I just haven't seen the movement. I'm hoping with some new leadership and new guidance we see it. So-- congratulations on making a shift and we're with you.
Mr. Vincent Sheeran: Thank you.
Mr. Douglas Hajjar: Thank you.
Operator: Thank you.
Our next question comes from the line of David McDonald [sp], private investor. Please proceed with your question.
Mr. David McDonald: Good afternoon, guys. Two questions - when you're looking at a US based partner in addition to the manufacturing, is it safe to assume that you'll try to also outsource the sales and marketing piece?
And then, the second question is, if you are able to close a deal with a manufacturer, is it safe to say that the cap ex of running the ongoing business becomes pretty de minimis because of the cost of the inventories actually being offloaded to someone else?
Mr. Vincent Sheeran: That would certainly be a goal, right? So, I'll take your questions in reverse. That certainly would be the goal that we would be able to control and directly relate the cost of launching to the opportunity where previously we clearly weren't.
And would we outsource the sales and marketing? We will still need to do a lot of support of both the sales and marketing effort of our partner and in particular, the engineering and customer service actually doing the locates, manning the locates for the partner would be our core competency, as well as helping them integrate our technology, working with them on the APIs.
So, being a strong partner, our core competencies will develop more along the lines of the software as a service and imbedded software product, which would be more along the lines of strong customer support, strong engineering for second line support.
And, we will support them on a sales and marketing standpoint. We would rely on their core vertical or retail sales channels to be the main drivers of the end sale.

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Mr. David McDonald: So, Vince, is it fair to say that if you were able to outsource the manufacturing, that really, IT and customer support are the bulk of the cap ex that the company is going to observe at that point?
Mr. Vincent Sheeran: Yes.
Mr. David McDonald: Okay. Thank you.
Mr. Vincent Sheeran: That would be generally true.
Operator: Thank you.
Our next question comes from the line of Richard Ruben [sp], private investor. Please proceed with your question.
Mr. Richard Ruben: Good afternoon. In going forward with this Company and to obtain any financing necessary, how much more dilution of the already diluted stock do you anticipate will occur?
Mr. Vincent Sheeran: Doug, I'll let you take--.
Mr. Douglas Hajjar: --There's no way to answer that because I don't know what the stock price is going to be the next time we're out trying to raise money. Hopefully, it's higher than the last time. And every time we do it, hopefully, we'll be higher than the prior time.
But, in the last year and especially on this $7.2 million that came in, we had no choice. I mean, it was either bring in money or we're closing the doors. Those were the alternatives.
Mr. Richard Ruben: How much more stock in warrants is out there to be exercised?
Mr. Douglas Hajjar: Right now, there isn't much authorized shares left and we would have to address that in the near future in order to be able to sell more stock. So, in other words, we're almost out of saleable stock. And if we need more money eventually, which we probably do, then we need to authorize more shares down the road in order to be able to sell it.
Mr. Richard Ruben: Yeah. But, the stock is already so diluted that the price of the stock would have to get up to $100 before anybody could realize any realistic return.
Mr. Douglas Hajjar: That's not totally accurate. I mean, there's a scenario that says we sign a couple of major partners and distribute our whole technology across a number of different product lines over the next couple years. They get a few million units out into the marketplace over the next few years.
We're collecting $4 or $5 per month per unit. And if you do the math on that scenario, we're suddenly up over $100 million in revenue.
And with that kind of growth and the kind of profitability we would have under that business strategy, a very profitable strategy, we could easily get the kind of multiples that some of these high growth very profitable companies have, like a RIM or a FX Satellite, FM Satellite - they're getting eight to ten times revenue.
Put an eight to ten times revenue multiple on $100 million and you've got $1 billion market cap. So, even with our 200 million shares outstanding and even adding to that as we need money, you're still going to get a hell of a stock price over that two year period under that scenario.
And the strategies are being put into place that hopefully can get us toward that scenario. So, we certainly haven't given up hope, we need to take advantage of the technology we have.

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If we do that and can pull it off and can get the fundraising in place in order to help us do that, then we still have an excellent opportunity to make some decent money on this.
Mr. Richard Ruben: But, that's four or five years down the road.
Mr. Douglas Hajjar: It isn't four or five years. I mean, some of the partners we're talking to think they can get a couple million units into the market in a couple years. These are multi billion dollar companies. They're not even going to do a deal with us unless they can do those kind of numbers.
So, there are some possibilities out there that have it a lot sooner than four or five years.
Mr. David McDonald: Thank you.
Operator: Thank you.
Ladies and gentlemen, at this time, there are no further questions.
Gentlemen, do you have any closing comments?
Mr. Vincent Sheeran: I'd just like to thank everyone for participating today, and thank you for your kind wishes of our continued success. And we look to do the best job we can possibly do for you. I look forward to our next call.
Operator: Thank you.
Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

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Transcript: Wherify Wireless, Inc. Conference Call 06/12/07 4:15 p.m. ET	Page 12/12